Exhibit 99.2

certified public accountant

2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

To the Board of Directors

Intergy Corporation

11875 Dublin Blvd., Suite A-201

Dublin, CA 94566

We have audited the accompanying consolidated balance sheets of Intergy Corporation, and its subsidiary (together referred to as “Intergy”) as of December 31, 2007 and 2006, and the related consolidated statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intergy Corporation and its subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note B, the accompanying financial statements of Intergy for the year ended December 31, 2007 have been restated. We therefore withdraw our previous report dated March 5, 2008 on those financial statements, as originally filed.

The Company and its subsidiary, with the consent of its shareholders, have elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Santa Clara, California

April 30, 2008

INTERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2007	2006
	(RESTATED)

ASSETS

CURRENT ASSETS
Cash	$126,647	$85,325
Trade accounts receivable and unbilled revenue, net of allowance for doubtful debts $58,000	2,084,265	365,372
Advances to officers	—	353,575
Prepaid franchise tax	4,979	5,921
TOTAL CURRENT ASSETS	2,215,891	810,193

PROPERTY AND EQUIPMENT, AT COST	52,640	32,195
Less: Accumulated depreciation	(29,588)	(13,121)
PROPERTY AND EQUIPMENT, NET	23,052	19,074

OTHER ASSETS
Organization expenses, net of accumulated amortization	859	1,798
Deposits	7,046	5,091
TOTAL OTHER ASSETS	7,905	6,889

	$2,246,848	$836,156

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade accounts payable and accrued liabilities	$912,234	$73,655
Payroll liabilities and pension plan accruals	61,252	15,778
Accrued franchise tax	19,304	9,000
TOTAL CURRENT LIABILITIES	992,791	98,433

SHAREHOLDERS’ EQUITY
Common stock	900	900
Retained earnings	1,253,158	736,823
TOTAL SHAREHOLDERS’ EQUITY	1,254,058	737,723

	$2,246,848	$836,156

Accompanied notes are an integral part of these financial statements.

INTERGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

	FOR THE YEAR ENDED DECEMBER 31,	FOR THE YEAR ENDED DECEMBER 31,
	2007	2006
	(RESTATED)

REVENUE:
Contract revenues	$7,322,824	$2,801,105
	7,322,824	2,801,105

LESS: COST OF REVENUES	4,137,959	1,758,256
	4,137,959	1,758,256

GROSS PROFIT	3,184,865	1,042,849

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	910,715	357,596

NET INCOME FROM OPERATIONS	2,274,151	685,253

OTHER INCOME
Interest	17,208	3,617
Rent	6,069	—
	23,277	3,617

NET INCOME BEFORE TAXES	2,297,428	688,869

INCOME TAXES
S Corporation State Franchise Tax	(35,346)	(10,437)

NET INCOME	$2,262,082	$678,432

RETAINED EARNINGS, BEGINNING OF YEAR	$736,823	$281,841

DISTRIBUTIONS TO SHAREHOLDERS	$(1,745,747)	$(223,450)

RETAINED EARNINGS, END OF YEAR	$1,253,158	$736,823

Accompanied notes are an integral part of these financial statements.

INTERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR	FOR THE YEAR
	ENDED	ENDED
	DECEMBER 31,	DECEMBER 31,
	2007	2006
	(RESTATED)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$2,262,082	$678,432
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	17,406	10,708
Changes in operating assets and liabilities:
Trade accounts receivable	(1,718,893)	(209,011)
Advances to officers	353,575	(268,553)
Prepaid CA franchise tax	942	(5,121)
Deposits	(1,955)	(431)
Trade accounts payable and accrued liabilities	838,579	69,094
Payroll liabilities and pension plan accruals	45,475	15,778
Accrued franchise tax	10,304	4,579

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,807,514	295,475

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(20,445)	(21,016)

NET CASH USED IN INVESTING ACTIVITIES	(20,445)	(21,016)

CASH FLOWS FROM FINANCING ACTIVITIES

Distributions to shareholders	(1,745,747)	(223,450)

NET CASH USED IN FINANCING ACTIVITIES	(1,745,747)	(223,450)

NET INCREASE IN CASH	$41,322	$51,009

CASH AND EQUIVALENTS, BEGINNING OF YEAR	$85,325	$34,316

CASH AND EQUIVALENTS, END OF YEAR	$126,647	$85,325

Accompanied notes are an integral part of these financial statements.

INTERGY CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Intergy Corporation is a specialized resource conservation firm. Intergy provides innovative and effective solutions for energy efficiency, water conservation, and renewable generation to a rapidly growing list of clients. Their projects include energy and water efficiency hardware retrofits, demonstrations of new technologies, energy efficiency education, local government partnerships, solar and renewable generation, and retro-commissioning. The Company also builds IT applications for the energy efficiency and water conservation industry. Clients include the investor-owned utilities across California, municipal utilities, and other companies and non-profits servicing this market.

The Company was incorporated under the laws of the State of California in 2003.

In September 2007, Pinnacle Consulting Group, Inc. was incorporated in California as a wholly-owned subsidiary of Intergy Corporation.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the company and its majority-owned subsidiary, Pinnacle Consulting Group, Inc., after elimination of intercompany accounts and transactions.

Method of Accounting

The Company prepares its financial statements for reporting and management purposes on accrual basis of accounting and uses cash method of accounting for recognizing income for tax purposes.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues are primarily derived from engineering services under fixed-fee and time/material arrangements. For fixed-fee contracts the revenue is recognized on the percentage-of-completion method, measured by the proportion of costs incurred to date to estimated total costs for each job. The costs of jobs in process include all direct material and labor costs and those indirect costs related to job performance. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted jobs are made in the period in which the revisions are determined. The costs of jobs in process are charged to earnings on the percentage-of-completion method used to recognize revenues.

However, the management treats all its fixed fee contracts as time and material type contracts and recognizes revenue when the following criteria are met: (1) persuasive evidence of the customer arrangement exists, (2) fees are fixed and determinable, (3) delivery and acceptance has occurred, and (4) collectibility is deemed probable.

Accounts Receivable and Allowance for Doubtful Accounts

The Company grants credit terms in the normal course of business to its customers. The Company’s revenues and resulting accounts receivable are derived primarily from organizations in the energy and water industries.

The allowance for doubtful accounts is based on specifically identified amounts that the Company believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. No allowance was recorded for 2006 and 2005.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Furniture and Equipment

Furniture and equipment are depreciated over the estimated useful lives of the assets by using straight-line method of depreciation

Income Taxes

The Company with the consent of its stockholders had elected to be treated as an S corporation, for Federal and California State tax purposes. Income of S corporation is taxed at individual stockholders level and therefore no federal income tax provision is being made in corporate books. However, a tax of 1.5% is assessed on taxable income for state reporting purposes.

NOTE B: RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its financial statements as of and for the year ended December 31, 2007 to record material change in determination of liabilities estimated earlier for rebates due to customers for energy savings.

The following is a summary of the effects of restatement on (i) the Company’s consolidated balance sheet as of December 31, 2007 and (ii) the Company’s consolidated statement of operations for the year ended December 31, 2007:

Consolidated Balance Sheet as of December 31, 2007

	Previously reported	Adjustments	Restated
ASSETS

CURRENT ASSETS
Cash	$126,647	$—	$126,647
Trade accounts receivable and unbilled revenue, net of allowance for doubtful debts $58,000	2,084,265	—	2,084,265
Prepaid franchise tax	4,979	—	4,979
TOTAL CURRENT ASSETS	2,215,891	—	2,215,891

PROPERTY AND EQUIPMENT, AT COST	52,640	—	52,640
Less: Accumulated depreciation	(29,588)	—	(29,588)
PROPERTY AND EQUIPMENT, NET	23,052	—	23,052

OTHER ASSETS
Organization expenses, net of accumulated amortization	859	—	859
Deposits	7,046	—	7,046
	7,905	—	7,905

	$2,246,848	$—	$2,246,848

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade accounts payable and accrued liabilities	$553,858	$358,376	$912,234
Payroll liabilities and pension plan accruals	66,252	—	61,252
Accrued franchise tax	25,304	(6,000)	19,304
TOTAL CURRENT LIABILITIES	645,414	352,376	992,791

SHAREHOLDERS’ EQUITY
Common stock	900	—	900
Retained earnings	1,600,534	(347,376)	1,253,158
TOTAL SHAREHOLDERS’ EQUITY	1,601,434	(347,376)	1,254,058

	$2,246,848	$—	$2,246,848

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS FOR YEAR ENDED DECEMBER 31, 2007

	Previously reported	Adjustments	Restated

REVENUE:
Contract revenues	$7,322,824	$—	$7,322,824
	7,322,824	—	7,322,824

LESS: COST OF REVENUES	3,804,583	333,376	4,137,959
GROSS PROFIT	3,518,241	(333,376)	3,184,865

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	890,715	20,000	910,715

NET INCOME FROM OPERATIONS	2,627,526	(353,376)	2,274,151

OTHER INCOME
Interest	17,208	—	17,208
Rent	6,069	—	6,069
	23,277	—	23,277
NET INCOME BEFORE TAXES	2,650,803	(353,376)	2,297,428

INCOME TAXES
S Corporation State Franchise Tax	41,346	(6,000)	35,346

NET INCOME	2,609,457	(347,376)	2,262,082

RETAINED EARNINGS, BEGINNING OF YEAR	736,823	—	736,823

DISTRIBUTIONS TO SHAREHOLDERS	(1,745,747)	—	(1,745,747)

RETAINED EARNINGS, END OF YEAR	$1,600,534	$(347,376)	$1,253,158

NOTE C – LINE OF CREDIT

The Company has a $95,000 revolving line of credit from Citibank, bearing interest rate at prime plus 3%. Borrowings under the line of credit are secured by substantially all assets of the Company and are also personally guaranteed by company’s shareholders. The line of credit was not utilized at December 31, 2007 and 2006.

NOTE D – LEASE COMMITMENTS

The Company leases office facilities under non-cancelable operating lease agreements that expire at various dates through the year 2008. Minimum lease payments are recognized on a straight-line basis over the minimum lease term. The following is a schedule of future minimum lease payments required under the lease:

Year ending December 31,
2008	6,012

Total rent expense related to the operating leases was $68,921 and $39,192 for the years ended December 31, 2007 and 2006, respectively.

NOTE E – RELATED PARTY TRANSACTIONS

The Company utilizes the services of a company owned by a shareholder. For the years ended December 31, 2007 and 2006, the Company’s general and administrative expenses include $92,621 and $200,780, respectively, for services received from related parties.

NOTE F – BUSINESS CONCENTRATIONS

The company is subject to risk arising due to business concentration with respect to the sales and trade receivables since 50% and 61%, respectively, of its total sales for the years ended December 31, 2007 and 2006 and 45% and 43%, respectively, of its total trade receivables as of December 31, 2007 and 2006 are on account of trade with two major customers.

NOTE G – EMPLOYEE RETIRMENT PLAN

On January 1, 2006 the Company adopted a Simple IRA employee salary reduction plan covering substantially all employees. Employees may elect to contribute up to 100% of compensation limited to the amount allowed by tax laws. Company contributions are made solely at the discretion of the Company’s Board of Directors. As of December 31, 2007 and 2006, employer contributions accrued for the year are $43,297 and $17,386 respectively.

NOTE H – CONTRACT BACKLOG

Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not begun.

The following schedule summarizes backlog on contracts at December 31, 2007:

- Intergy Corporation	$13,479,819
- Pinnacle Consulting Group, Inc.	62,000
Total contract backlog	$13,541,819

Accompanied notes are an integral part of these financial statements.